POWER OF ATTORNEY

      Know all by these presents that the undersigned hereby constitutes and appoints each of Paula Tuffin, William Langston and Max Goodman, signing individually, with full power of substitution and re-substitution, as the undersigned's true and lawful attorney-in-fact to:

1. Prepare and execute, in the undersigned's name and on the undersigned's behalf, and submit to the U.S. Securities and Exchange
Commission ("SEC") a Form ID,
including amendments thereto, and any other documents necessary or appropriate to obtain codes and passwords enabling the undersigned to make electronic filings with the SEC of reports required by Section 16(a) of the Securities Exchange Act of 1934
("Exchange Act"), as amended, or any rule or regulation of the SEC;

2. Execute, for and on behalf of
the undersigned, Forms 3, 4 and 5
(and any replacement form or successor to such forms, as may be established by the SEC from time to time) required to be filed by the undersigned in accordance with
Section 16(a) of the Exchange Act,
and file the same with the SEC;

3. Execute, for and on behalf of
the undersigned, any Form 144
(and any replacement form or
successor to such form, as may be
established by the SEC from time to time) required to be filed by undersigned in accordance with Rule 144 under the Securities Act of 1933 (the "Securities Act"), as amended, and file the same with the SEC;

4. Do and perform any and all acts
for and on behalf of the undersigned
which may be necessary or desirable to
complete and execute any of the documents referenced in paragraphs 1-3 above, complete and execute any amendments thereto and timely file such form with the SEC and any stock exchange or similar authority; and

5. Take any other action of any type whatsoever in connection with the foregoing (including but not limited to the execution of any written representations required on behalf of the undersigned to confirm compliance with Rule 144) which, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed by such attorney-in-fact on behalf of the undersigned pursuant to this Power of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned hereby grants to each
such attorney-in-fact full power and
authority to do and perform any and
every act and thing whatsoever requisite, necessary, or proper to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally present, with full power of substitution or revocation, hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this Power of Attorney and the rights and powers herein granted. The undersigned acknowledges that the foregoing attorneys-in-fact, in serving in such capacity at the request of the undersigned, are not assuming, nor is Better Home and Finance Holding
Company (the "Company") assuming, any of the undersigned's responsibilities to comply with Section 16 of the Exchange Act,
Rule 144 under the Securities Act or
any other provision of the securities laws.

This Power of Attorney shall remain in
effect until the undersigned is
no longer required to file any
of the documents referred to above
with respect to the undersigned's
holdings of and transactions in
securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned
has hereunto signed this Power of
Attorney this 7th day of May, 2024.

/s/Chad Smith
Signature

Chad Smith
Print Name